Exhibit 10.1

SUMMIT WIRELESS TECHNOLOGIES, INC.

SETTLEMENT AGREEMENT AND RELEASE

This Confidential Settlement Agreement and Release (the “Settlement Agreement”) is made by and between the stockholder executing the signature page to this Agreement (the “Securityholder”), on the one hand, and Summit Wireless Technology, Inc. (the “Company”) on the other hand. The Securityholder and the Company are each referred to as a “Party” and are collectively referred to as the “Parties.”

WHEREAS, the Securityholder purchased units of the Company (“Units”), pursuant to (i) a Unit Purchase Agreement, dated February 4, 2020 and (ii) a Subscription Agreement executed and entered into on February 28, 2020 (the “Subscription Agreement”), in connection with which Alexander Capital LLP served as placement agent (“Alexander Capital”), which Units were comprised of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and common stock purchase warrants to purchase shares of Common Stock (the “Warrants”); and

WHEREAS, Alexander Capital has advised the Company of certain potential claims, on behalf of the Securityholder and the other investors that purchased Units under the terms of the Subscription Agreement (the “Investors”), against that the Company as to its alleged failure to timely register the shares of Common Stock and the shares issuable upon exercise of the Warrants (the “Claims”), which alleged failure may have resulted in damages to the Securityholder and the other Investors; and

WHEREAS, the Company denies any liability relating to the Claims and maintains a number of affirmative defenses thereto; and

WHEREAS, the Company and the Investors have reached an agreement to settle their disputes relating to the Claims and desire to reduce said agreement to writing; and

WHEREAS, after the execution of the Subscription Agreement and the sale of the Units to the Securityholder, effective as of April 9, 2020, the Company effected a reverse stock split of its shares of Common Stock so that all shares of Common Stock issued to the Securityholder and the number of shares exercisable pursuant to the Securityholder’s Warrant were reduced to 1/20 of the number of shares of Common Stock set forth under the Subscription Agreement and the Securityholder’s Warrant and the exercise price of the Securityholder’s Warrant was proportionately increased, and all share amounts and the exercise prices set forth herein give effect to such reverse stock split;

NOW THEREFORE, in consideration for the mutual promises contained herein, and for the good and valuable consideration recited herein, the receipt and sufficiency of which is hereby acknowledged, the Securityholder and the Company agree as follows:

1.              Amendment to Securityholder’s Warrant. As consideration for the Release provided by the Securityholder, as provided in Section 4 hereafter, the Company agrees to execute, enter into and deliver to the Securityholder, the Warrant Amendment with the Securityholder, in the form of Exhibit A annexed hereto (the “Warrant Amendment”), pursuant to which the Warrant issued to the Securityholder, dated as of May 5, 2020, shall be amended to (a) to increase the number of shares of Common Stock available for exercise under the Securityholder’s Warrant to the number of shares set forth on the signature page to this Settlement Agreement and (b) to reduce the current exercise price of the Securityholder’s Warrant from $9.80 per share to $2.55 per share. In addition, the additional shares of Common Stock available for exercise under the Securityholder’s Warrant shall be entitled to the registration rights set forth in a Registration Rights Agreement, in the form of Exhibit B annexed hereto (the “Registration Rights Agreement”). The Warrant Amendment shall be delivered to Alexander Capital for delivery to the Securityholder.

2.              Settlement Shares. As additional consideration for the Release provided by the Securityholder, as provided in Section 4 hereafter, within five (5) business days after the execution and delivery of this Settlement Agreement by both Parties, the Company shall issue to the Securityholder such number of additional shares of Common Stock, as set forth on the signature page to this Settlement Agreement (the “Settlement Shares”), which Settlement Shares shall be entitled to the registration rights set forth in the Registration Rights Agreement. Sale of the Settlement Shares shall be subject to the restrictions set forth in a Leak-Out Agreement, in the form of Exhibit C annexed hereto. The Settlement Shares shall be transferred into the Securityholder’s possession according to the instructions provided by Alexander Capital.

3.              Settlement Warrant. As further consideration for the Release provided by the Securityholder, as provided in Section 4 hereafter, within five (5) business days after the execution and delivery of this Settlement Agreement by both Parties, the Company shall issue to the Securityholder an additional common stock purchase warrant, in the form of Exhibit D annexed hereto (the “Settlement Warrant”) to purchase up to such number of shares of Common Stock, as set forth on the signature page to this Settlement Agreement (the “Settlement Warrant Shares”). The Settlement Warrant Shares shall be entitled to the registration rights set forth in the Registration Rights Agreement. The Settlement Warrant shall be delivered to Alexander Capital for delivery to the Securityholder.

4.              General Release of the Company. In exchange for the consideration detailed in Sections 1, 2 and 3 above, the Securityholder for itself, its administrators, representatives, successors and assigns (the “Securityholder Releasors”) agrees to release any and all claims it may have against the Company and its predecessors and successors in interest, affiliates, representatives, subsidiaries, parents, divisions, claims managers, heirs, assigns, insurers, re-insurers, shareholders, creditors, liquidators, administrators, executors, former and present directors and officers, all employees, principals, agents or registered representatives (“Company’s Related Persons and Entities”) from any and all manner of action and actions, cause and causes of action, suits, proceedings, arbitrations, claims, grievances, debts, sums of money, claims for attorney fees, interest, expenses and costs, covenants, contracts, controversies, agreements, promises, damages, losses, and demands of any nature whatsoever, known or unknown, suspected or unsuspected, in law or in equity, civil or criminal, vested or contingent, which the Securityholder ever had or now has or asserts against the Company and/or Company’s Related Persons and Entities, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date hereof, except for any and all obligations of the Company under this Settlement Agreement and the other agreements that are exhibits hereto (the “Securityholder Released Claims”).

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5.           Default. It is a material breach of this Settlement Agreement for the obligations described in Sections 1, 2 and 3 above, to not be completed how and when due, subject to the Securityholder’s compliance with its obligations set forth in this Settlement Agreement including, without limitation, the restrictions set forth in the Leak-Out Agreement. If the Company is in material breach of this Settlement Agreement, by failing to meet those obligations, or in any other manner, the Securityholder is explicitly permitted to seek damages for such a breach. Either Party is entitled to costs or fees incurred by the other Party in the event of its material breach.

6.           Fees. Each Party shall be responsible for their own attorneys’ fees and costs, in connection with the preparation and negotiation of this Settlement Agreement and the other agreements that are exhibits hereto.

7.           Non-Disparagement. Each Party shall refrain from disparaging the other Party in public or private comment or writing. Further, no Party shall disparage any employee, director, or independent contractor working for the other Party. Notwithstanding the foregoing, the Company and the Securityholder will respond accurately and fully to any question, inquiry or request for information as may be required by legal process, law, or regulation. Violation of this clause shall be a material breach of this Settlement Agreement

8.           Representations, Warranties and Covenants of Securityholder. The Securityholder hereby represents, warrants, covenants and agrees as follows:

(a)            No Assignment of Claims. Neither the Securityholder, nor any other Securityholder Releasor, nor anyone acting on any of their behalves, has ever sold, assigned, transferred, conveyed or otherwise disposed of all or any part of the Securityholder Released Claims released thereby hereunder, whether known or unknown.

(b)            No Proceedings Initiated. Neither the Securityholder, nor any other Securityholder Releasor, nor any individual or entity related to any of them, nor anyone acting on any of their behalves, has filed or initiated any charge or claim, relating to any of the Securityholder Released Claims, against the Company or any of the Company’s Related Persons and Entities in any administrative or judicial proceeding.

(c)            No Voluntary Assistance. Provided that the Company is in material compliance with the terms of this Settlement Agreement, neither the Securityholder, nor any other Securityholder Releasor, nor any individual or entity related to any of them, will voluntarily assist, support, or cooperate with, directly or indirectly, any entity or person alleging or pursuing any claim, administrative charge, or cause of action, relating to any of the Securityholder Released Claims, against the Company or any of or any of Company’s Related Persons and Entities hereunder, including, without limitation, by providing testimony or other information, audio or video recordings, or documents, other than as legally required.

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(d)             Covenant Not-to-Sue. Provided that the Company is in material compliance with the terms of this Agreement, the Securityholder, for itself and the other Securityholder Releasors, hereby covenants and agrees not to file, initiate or pursue a lawsuit against the Company or any of the Company’s Related Persons and Entities, with respect to any of the Securityholder Released Claims, and will not ask any other person or entity to initiate such a lawsuit on its or their behalves.

(e)             No Admission. The releases granted by the Securityholder hereunder shall not be construed as an admission by the Company or any of Company’s Related Persons and Entities of any liability, or any acts of wrongdoing, or the violation of any federal, state or local law, ordinance, regulation or custom, nor shall it be considered as evidence of any such alleged liability, wrongdoing, or violation of any federal, state or local law, ordinance, regulation or custom.

(f)              Investigation. Each Securityholder Releasor acknowledges and agrees that it has made an acceptable investigation of the facts pertaining to this settlement, this Settlement Agreement, and the matters pertaining hereto and thereto. Each Securityholder Releasor further acknowledges and agrees that no Party to this Settlement Agreement has made representations outside of those contained in this Settlement Agreement, and each Securityholder Releasor expressly agrees and represents that it has not relied on any representation outside of this Settlement Agreement.

9.	General Representations and Warranties.

(a)             Securityholder. The Securityholder hereby represents and warrants to the Company as follows: (i) the Securityholder, if an entity, is duly organized, validly existing, and in good standing and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted; (ii) the individual signing this Settlement Agreement, on behalf of the Securityholder, is an individual with capacity to enter into this Agreement on the Securityholder’s behalf; (iii) all action required to be taken by the Securityholder in order to authorize its entrance into this Settlement Agreement has been taken as of the date hereof, and the person signing this Agreement on behalf of the Securityholder, is duly authorized to do so; (iv) this Settlement Agreement has been, or when executed and delivered, will be, duly and validly executed and delivered by the Securityholder and will constitute valid and legally binding obligations of the Securityholder, enforceable against the Securityholder in accordance with its terms, subject to (A) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights generally and (B) general principles of equity, whether considered in a proceeding at law or in equity; and (v) the Securityholder has conferred with legal counsel of its choosing as to the significance and legal effect of this Settlement Agreement.

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(b)             Company. The Company hereby represents and warrants to the Securityholder as follows: (i) the Company is duly organized, validly existing, and in good standing and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted; (ii) the individual signing this Settlement Agreement, on behalf of the Company, is an individual with capacity to enter into this Agreement on the Company’s behalf; (iii) all action required to be taken by the Company in order to authorize its entrance into this Settlement Agreement has been taken as of the date hereof, and the person signing this Agreement on behalf of the Company, is duly authorized to do so; (iv) this Settlement Agreement has been, or when executed and delivered, will be, duly and validly executed and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (A) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights generally and (B) general principles of equity, whether considered in a proceeding at law or in equity; and (v) the Company has conferred with legal counsel of its choosing as to the significance and legal effect of this Settlement Agreement.

(c)             Each Party covenants and agrees that all representations and warranties made thereby herein shall be true and correct on the date of this Settlement Agreement.

10.         Integration. This Settlement Agreement contains all agreements, covenants, representations and warranties, express or implied, oral or written, of the Parties hereto concerning the subject matter hereof. No other agreements, covenants, representations, or warranties, express or implied, oral or written, have been made by any Party hereto to any other Party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants, and warranties concerning the subject matter hereof are merged and integrated herein.

11.         Modification and Waiver. This Settlement Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the Parties affected thereby. No failure to exercise and no delay in exercising any right, remedy, or power under this Settlement Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein, or by law or in equity.

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12.         No Admissions. This Settlement Agreement represents the compromise of disputed claims and causes of action and there is no admission of liability by any Party hereto, liability being expressly denied.

13.         Construction. In signing this Settlement Agreement, the Parties have relied wholly upon their own judgment and advice of their own counsel and have not been influenced to any extent whatsoever in making this Settlement Agreement by any representations or statements made by any other Party hereto. The Parties have jointly drafted this Settlement Agreement and no Party shall be entitled to the benefit of any rule of law that states that in the event of an ambiguity the document shall be interpreted against the interests of the drafting Party. The Parties each acknowledge that they have read this Settlement Agreement, that they are relying solely upon the contents of this Settlement Agreement, and are not relying upon any other oral or written representations, warranties, or inducements whatsoever as an inducement to enter into this Settlement Agreement, other than those referenced herein, and acknowledge that no oral or written, express or implied representations, warranties, or covenants have been made which are not referenced in this Settlement Agreement.

14.         Severability. If for any reason any provision of this Settlement Agreement is determined to be invalid or unenforceable, the remaining provisions of this Settlement Agreement nevertheless shall be construed, performed, and enforced as if the invalidated or unenforceable provision had not been included in the Settlement Agreement’s text. In the event that any term hereof is found or deemed to be illegal or otherwise invalid or unenforceable, the other terms shall stand, and the Parties may attempt to negotiate a valid new provision concerning the same subject matter.

15.         Choice of Law; Venue. This Settlement Agreement is to be interpreted and construed in accordance with the laws of the State of New York without reference to any choice of law provisions of that State. Any disputes regarding this Settlement Agreement or the interpretation thereof shall be litigated exclusively within the federal or state courts located in New York County, New York, and the Parties waive any objection to such jurisdiction and venue as it relates to a dispute regarding this Settlement Agreement or the interpretation thereof.

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16.         Confidentiality. The Parties acknowledge that confidentiality and nondisclosure are material considerations for the Parties entering into this Settlement Agreement. As such, the provisions of this Settlement Agreement shall be held in strictest confidence by the Parties and shall not be publicized or disclosed in any manner whatsoever, including but not limited to, the print or broadcast media, any public network such as the Internet, any other outbound data program such as computer generated mail, reports, faxes, or any source likely to result in publication or computerized access. Notwithstanding the prohibition in the preceding sentence: (a) the Parties may disclose this Settlement Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (b) the Parties may disclose this Settlement Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; (c) the Parties may disclose this Settlement Agreement upon request from any government entity, regulatory organization, or court of law; and (d) the Parties may disclose this Settlement Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. Nothing contained in this Section 16 shall prevent either Party from stating that the Parties have “amicably resolved all differences,” provided, however, that in so doing, the Parties shall not disclose the fact or amount of any payments made or to be made hereunder and shall not disclose any other terms of this Settlement Agreement or the settlement described herein. Notwithstanding the foregoing, neither Party shall disclose any information, the disclosure of which would be prohibited by law. Additionally, each Party shall continue to comply with all obligations of confidentiality and the treatment of material non-public information, which obligations shall survive the termination of this Settlement Agreement. Notwithstanding anything to the contrary set forth in this Settlement Agreement, the Parties understand that this Settlement Agreement does not restrict either of them from initiating communications directly with, or responding to, any inquiry from, or providing testimony before, the SEC, FINRA, any other self-regulatory organization or any other state or federal regulatory authority, regarding this Settlement Agreement or its underlying facts or circumstances.

17.         Notices; Method of Delivery. Written notice under this Agreement must be delivered personally or by email to the persons identified in this Section 17. Notice may also be given by (a) certified mail (postage prepaid, return receipt requested), (b) by personal delivery, (c) by any reputable and commercially available overnight delivery service or (d) by email and shall be deemed given (i) within five (5) days after deposited in the U.S. mail by certified mail (postage prepaid, return receipt requested), (ii) when delivered personally, (iii) one (1) day after deposited with a reputable overnight delivery service, or (iv) upon receipt by the sending party of confirmation of receipt of an email notice. Any notices permitted or required under this Agreement shall be sent in the manner set forth in this Section 17, addressed to the following:

If to the Securityholder, to the address set forth on the signature page to this Settlement Agreement.

If to the Company

Summit Wireless Technologies, Inc.

6840 Via Del Oro, Suite 280

San Jose, CA 95119

Attention: Brett Moyer, CEO

Email: bmoyer@summitwireless.com

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Copies of all notices to the Company (which shall not constitute notice under this Agreement) should be sent to:

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Attention: David E. Danovitch, Esq.

Email: ddanovitch@sullivanlaw.com

Or to such other address as provided by one Party to the other Party, in writing, pursuant to the provisions of this Section 17.

18.         Counterparts. If this Settlement Agreement is executed in facsimile or electronic counterparts (such as a pdf file), then each counterpart shall be deemed an original, and all counterparts so executed shall constitute one agreement binding on all of the Parties hereto, notwithstanding that all of the Parties are not a signatory to the same counterpart.

19.         Headings. Paragraph headings are included for convenience only and do not affect the substantive provisions in this Settlement Agreement.

20.         Representations of Knowledge, Authority, and Volition. The Parties have read the foregoing Settlement Agreement and know the contents thereof. The undersigned signing on behalf of the Company represents that he/she is authorized to execute this Settlement Agreement on behalf of the other person(s) or entity(ies) for whom he/she executes this Settlement Agreement. The undersigned signing on behalf of the Securityholder represents that he/she is authorized to execute this Settlement Agreement on behalf of the other person(s) or entity(ies) for whom he/she executes this Settlement Agreement, as applicable.

EACH OF THE UNDERSIGNED REPRESENTS THAT THEY HAVE SIGNED THIS SETTLEMENT AGREEMENT AS THEIR OWN FREE ACT AND DEED, HAVING HAD SUFFICIENT TIME TO REVIEW AND TO CONSULT WITH COUNSEL BEFORE SIGNING.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement and Release to be executed as of the dates set forth below.

Dated: November ___, 2020
Summit Wireless Technologies, Inc.

By:
		Name:	Brett Moyer
		Title:	Chief Executive Officer

[Summit Signature Page to Settlement and Release Agreement]

Total Shares Available Under Warrant after Amendment:

Number of Settlement Shares:

Number of Settlement Warrant Shares:

If the Securityholder is an INDIVIDUAL, and if Units were purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:
Securityholder:

Print Name		Social Security Number

Signature	Date	Mailing Address

Co-Securityholder (if applicable):

Print Name		Social Security Number

Signature	Date	Address (if different from above)

By executing this Settlement Agreement, the above Securityholder also agrees to all of the terms and conditions of the Registration Rights Agreement, the form of which is annexed hereto as Exhibit B, and is deemed to have executed the Registration Rights Agreement.

Total Shares Available Under Warrant after Amendment:

Number of Settlement Shares:

Number of Settlement Warrant Shares:

If the Securityholder is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust		Federal Taxpayer Identification Number

Signature	Date

Print Name		Business Address

Title

By executing this Settlement Agreement, the above Securityholder also agrees to all of the terms and conditions of the Registration Rights Agreement, the form of which is annexed hereto as Exhibit B, and is deemed to have executed the Registration Rights Agreement.

EXHIBIT A

Warrant Amendment

Attached

EXHIBIT B

Form of Registration Rights Agreement

Attached

EXHIBIT C

Form of Leak-Out Agreement

Attached

EXHIBIT D

Form of Settlement Warrant

Attached